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                                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                 American Radio Systems Corporation

                                                             EXHIBIT 11


(In thousands, except per share data)


                                                                       Three             Three               Six              Six
                                                                       Months            Months             Months           Months
                                                                       Ended             Ended              Ended            Ended
                                                                      June 30,          June 30,           June 30,         June 30,
                                                                        1996              1997               1996             1997
                                                                        ----              ----               ----             ----
PRIMARY:
Weighted average shares of common stock                                19,153            29,089             18,075           25,080
Add common stock equivalents in the form of stock options
   and warrants (using treasury stock method)                             989                                  951
                                                                   -----------       -----------        -----------      -----------
Weighted average common stock and common stock
   equivalents                                                         20,142            29,089             19,026           25,080
                                                                   ===========       ===========        ===========      ===========

Net income (loss):
Income (loss) before extraordinary loss after preferred
   dividends                                                       $    2,077        $   (5,673)        $    1,621       $  (14,595)
Extraordinary loss                                                                                                           (1,639)
                                                                   -----------       -----------        -----------      -----------
Net income (loss) applicable to common stockholders                $    2,077        $   (5,673)        $    1,621       $  (16,234)
                                                                   ===========       ===========        ===========      ===========

Primary per common share amounts:
Income (loss) before extraordinary loss                            $      .10        $     (.20)        $      .09       $     (.58)
Extraordinary loss                                                                                                             (.07)
                                                                   -----------       -----------        -----------      -----------
Net income (loss) applicable to common stockholders                $      .10        $     (.20)        $      .09       $     (.65)
                                                                   ===========       ===========        ===========      ===========

FULLY DILUTED (Not presented due to anti-dilution):
Weighted average shares of common stock                                19,153            29,089             18,075           25,080
Add common stock equivalents in the form of stock options
   and warrants (using treasury stock method)                             989             1,218                951            1,219
Assumed conversion of preferred stock                                   3,235             3,235              3,235            3,235
                                                                   -----------       -----------        -----------      -----------
Weighted average common stock and common stock
equivalents                                                            23,377            33,542             22,261           29,534
                                                                   ===========       ===========        ===========      ===========

Net income (loss):
Income (loss) before extraordinary loss after preferred
   dividends                                                       $    2,077        $   (5,673)        $    1,621       $  (14,595)
Add convertible preferred dividends                                       134             2,406                134            4,813
                                                                   -----------       -----------        -----------      -----------
Income (loss) after redeemable stock dividends before
   extraordinary loss                                              $    2,211        $   (3,267)        $    1,755       $   (9,782)
Extraordinary loss                                                                                                           (1,639)
                                                                   -----------       -----------        -----------      -----------
Net income (loss) applicable to common stockholders                $    2,211            (3,267)        $    1,755       $  (11,421)
                                                                   ===========       ===========        ===========      ===========

Fully diluted per common share amounts:
Income (loss) before extraordinary loss                            $      .10        $     (.10)        $      .08       $     (.33)
Extraordinary loss                                                                                                             (.06)
Net income (loss) applicable to common stockholders                $      .10        $     (.10)        $      .08       $     (.39)
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